UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: July 28, 2026
(Date of earliest event reported)

Columbia Banking System, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-20288	91-1422237
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 A Street
Tacoma, Washington 98402-4200
(address of Principal Executive Offices)(Zip Code)

(253) 305-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock, No Par Value	COLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2026, the Board of Directors of Columbia Banking System, Inc. (the “Company”) appointed Simone Lagomarsino to the Board of Directors of the Company and, subject to approval by the Oregon Department of Consumer and Financial Services Division of Financial Regulation, the Board of Directors of Columbia Bank, the Company’s wholly owned subsidiary, effective as of September 1, 2026 (the “Effective Date”). Ms. Lagomarsino is an audit committee financial expert and at the Effective Date will serve on the Audit Committee and the Enterprise Risk Management Committee of the Company’s Board of Directors.

Ms. Lagomarsino, age 64, served as the President and a member of the board of directors of First Foundation Inc. (NYSE: FFWM) from July 2024 until its sale on April 1, 2026. Prior to joining First Foundation Inc., Ms. Lagomarsino was the President and Chief Executive Officer of Luther Burbank Corporation (Nasdaq: LBC) and its subsidiary Luther Burbank Savings, from January 2019 through February 2024. She also served on the board of directors of Luther Burbank Corporation and Luther Burbank Savings from December 2018 through February 2024. Ms. Lagomarsino served on the board of directors of the Federal Home Loan Bank of San Francisco from January 2013 through December 2024, and during her tenure she chaired the Audit, Risk and Regulatory Compliance Oversight Committees and was Chair of the board during 2022 and 2023. She also served on the board of directors of the Federal Reserve Bank of San Francisco from January 2022 through July 2024. Ms. Lagomarsino has a Bachelor of Arts in Economics from Claremont McKenna College and a Master of Business Administration in Finance from Claremont Graduate School.

There are no arrangements or understandings between Ms. Lagomarsino and any person pursuant to which Ms. Lagomarsino was selected as an officer, and no family relationships exist between Ms. Lagomarsino and any director or executive officer of the Company. Ms. Lagomarsino has received annual payments of $100,000 (the “Deferred Compensation Payments”) under a deferred compensation plan maintained by Heritage Oaks Bank, which was acquired by Pacific Premier Bank in 2017, which was acquired by Columbia Bank in 2025. The Deferred Compensation Payments were initiated in 2017 and will conclude in 2032. Other than the Deferred Compensation Payments, Ms. Lagomarsino is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Lagomarsino will receive compensation for her service on the Board of Directors of the Company and its committees consistent with the Company’s current compensation program for non-employee directors in 2026 (the relevant amounts of which are set forth below), provided that such amounts shall be prorated for the partial year of service commencing on September 1, 2026 and continuing until the next annual meeting of shareholders.

Annual Cash Retainer	$95,000
Annual Equity Retainer	$115,000

The Annual Equity Retainer comprises a restricted stock award under Columbia’s 2024 Equity Incentive Plan. Such restricted stock award will vest in full on May 14, 2027, consistent with the restricted stock awards previously received by the Company’s current non-employee directors for service on the Company’s Board of Directors in 2026.

Item 7.01	Regulation FD Disclosure.
On July 30, 2026, the Company issued a press release announcing Ms. Lagomarsino’s appointment to the Board of Directors of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
99.1 Press Release of the Company, dated July 30, 2026, regarding Ms. Lagomarsino’s appointment to the Board of Directors
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC. (Registrant)
Dated: July 30, 2026	By:/s/ Kumi Yamamoto Baruffi Kumi Yamamoto Baruffi Executive Vice President, General Counsel